UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

(Amendment No. 1)

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 4, 2014

RETAILMENOT, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-36005	26-0159761
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S Employer Identification No.)

301 Congress Avenue, Suite 700

Austin, Texas 78701

(Address of principal executive offices, including zip code)

(512) 777-2970

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Explanatory Note Regarding Amendment to 8-K

RetailMeNot, Inc. (the “Company) is filing this Form 8-K/A solely to amend the incorrect item number reference in the original Current Report on Form 8-K filed with the Securities and Exchange Commission on September 9, 2014 (the “Original Filing”). The Original Filing incorrectly referenced Item 2.02, rather than Item 5.02, with respect to the disclosure by the Company in the Original Filing of the appointment of Eric Korman to its board of directors. No other changes to the Original Filing or to any exhibit thereto are made by this Form 8-K/A.

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of Eric Korman to the Board of Directors

On September 9, 2014, the Company issued a press release announcing the appointment of Eric Korman to the board of directors. Mr. Korman was appointed effective September 4, 2014. Mr. Korman will serve as a Class I director and will stand for re-appointment as a Class I director at the Company’s 2017 annual meeting of stockholders. In connection with his appointment, Mr. Korman will be awarded restricted stock units (“RSUs”) valued at $150,000 and options to purchase Series 1 common stock of the Company valued at $150,000 in accordance with the Company’s standard director compensation practices. The options and RSUs shall vest on the one-year anniversary of the date of grant. Mr. Korman will also receive a $30,000 retainer in connection with his appointment to the board of directors in accordance with the Company’s standard director compensation practices.

Mr. Korman was not selected as a director pursuant to any arrangement or understanding between him and any other person. There are no related party transactions (as defined in Item 404(a) of Regulation S-K) between Mr. Korman and the Company.

The press release announcing the appointment of Mr. Korman is attached hereto as Exhibit 99.1 and is incorporated by reference herein.

Item 9.01.	Financial Statements and Exhibits

(d)	Exhibits

Exhibit No.	Description

99.1	Press Release

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RETAILMENOT, INC.

Date: October 2, 2014	/s/ Louis J. Agnese, III
Louis J. Agnese, III

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release